EXHIBIT 1

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                                                                     August 2001



                           ORIENT-EXPRESS HOTELS LTD.

                              CLASS A COMMON SHARES

           STANDARD FIRM COMMITMENT UNDERWRITING AGREEMENT PROVISIONS

          SECTION 1. Introductory. Sea Containers Ltd., a Bermuda company ("Sea Containers"), proposes to sell from time to time up to 5,000,000 shares (the "Shares") of the class A common shares, par value $.01 each (the "Class A Shares"), of Orient-Express Hotels Ltd., a Bermuda company ("OEH"). Each Share includes a right (a "Right") to purchase, under certain circumstances, one one-hundredth of a series A junior participating preferred share of OEH (a "Preferred Share"), subject to adjustment. The Rights are being issued pursuant to a Rights Agreement dated as of June 1, 2000, between OEH and Fleet National Bank, as rights agent (the "Rights Agreement").

          The firm or firms which agree to purchase the Shares are hereinafter referred to as the "Underwriters" and the representative or representatives of the Underwriters, if any, specified in a Pricing Agreement referred to in
Section 2 are hereinafter referred to as the "Representatives." If a Pricing Agreement does not specify any representative of the Underwriters, the term "Representatives" as used herein (other than in the second sentence of Section
2) shall mean the Underwriters.

          SECTION 2. Purchase and Offering of Securities. The obligation of the Underwriters to purchase any Shares will be evidenced by a written communication in the form of Annex A hereto (a "Pricing Agreement"). Each Pricing Agreement will incorporate by reference these Standard Firm Commitment Underwriting Agreement Provisions (these "Provisions"), except as otherwise provided therein, and will specify (1) the firm or firms which will be Underwriters, (2) the names of the Representatives, if any, (3) the number of Shares to be purchased by each Underwriter and the purchase price to be paid by the Underwriters and payment will be made to Sea Containers (which shall not be less than the aggregate par value of such Shares), (4) the time and date on which delivery of the Shares will be made to the Representatives for the accounts of the several Underwriters and payment will be made to Sea Containers (the "Closing Date"), and (5) the place of delivery and payment.

          The obligations of the Underwriters to purchase the Shares will be several and not joint. The Shares delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Representatives may request not less than two full business days in advance of the Closing Date.

          The Underwriters, through the Representatives, will pay to Sea Containers the purchase price for the Shares, less the commission of the Underwriters, on the Closing Date, by wire transfer of same-day funds to an account to be specified by Sea Containers not less than two full business days in advance of the Closing Date.



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          SECTION 3. Representations and Warranties.  Sea Containers and OEH
represent and warrant to each of the Underwriters as of the date of execution of a Pricing Agreement (the "Representation Date") and as of any Closing
Date that:

                  (a) OEH is permitted to use Form S-3 under the Securities Act of 1933, as amended (the "1933 Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (Registration No. 333-67268), which has become effective, for the registration of the Shares under the 1933 Act. Such registration statement, as amended at the Representation Date, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with said Rule. Such registration statement, including the exhibits thereto, as amended at the Representation Date, is hereinafter called the "Registration Statement," and the prospectus constituting Part I of the Registration Statement, as supplemented to reflect the plan of distribution of any Shares, in the form furnished to the Underwriters for use in connection with the offering of the Shares, is hereinafter called the "Prospectus." Any reference herein to the Registration Statement or the Prospectus will be deemed to include the documents which are incorporated by reference therein pursuant to Item 12 of Form S-3 and which were filed under the Securities Exchange Act of 1934 (the "1934 Act") on or before the Representation Date or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus will be deemed to include the filing of any document under the 1934 Act after the Representation Date or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                  (b) (i) the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the respective rules thereunder, and (ii) neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that Sea Containers and OEH make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through the Representatives to OEH expressly for use in the Registration Statement or the Prospectus, as provided in paragraph 6(a) of these Provisions.

                  (c) Sea Containers, OEH and the subsidiaries of OEH have been duly organized and are validly existing as companies or corporations, as the case may be, in good standing under the laws of their respective jurisdictions of organization, with full power and authority (corporate and other) to own, lease and operate their respective properties and conduct their respective businesses as described in the Prospectus; Sea Containers, OEH and the subsidiaries of OEH are in compliance with all laws requiring their qualification to do business as foreign corporations, and are in good standing, in all other jurisdictions in which they respectively own or lease properties of a nature, or transact business of a type, that would require such qualification, except where the failure to comply with such laws would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of OEH and its subsidiaries considered as one enterprise (a "Material Adverse Effect").



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                  (d) All of the outstanding capital shares of the subsidiaries of OEH (including the Shares) have been duly authorized and validly issued and are fully paid and nonassessable, and OEH, directly or through subsidiaries, owns all the outstanding capital shares of its subsidiaries, free and clear of all material security interests, liens, encumbrances, claims and equities, except that approximately 6.8% of the equity in Companhia Hoteis Palace and approximately 4.5% of the equity in Societe de la Cite are not owned by OEH or its subsidiaries.

                  (e) No holder of the outstanding capital shares of OEH is subject to personal liability by reason of being such a holder; none of the outstanding capital shares of OEH was issued in violation of the preemptive rights of any shareholder of OEH; and the Class A Shares and the Rights conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (f) To the knowledge of OEH, Deloitte & Touche LLP, the accountants who certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the rules of the Commission.

                  (g) The consolidated financial statements of OEH and its consolidated subsidiaries included in or incorporated by reference into the Registration Statement and the Prospectus present fairly the financial position and results of operations of OEH and its subsidiaries on a consolidated basis at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the respective periods involved and in compliance with the applicable accounting requirements of the 1933 Act, the 1934 Act and the rules of the Commission, and the supporting financial statement schedule or schedules in the Registration Statement, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information required to be stated therein. The summary consolidated financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

                  (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise disclosed in the Prospectus, (A) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of OEH and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) there have been no transactions entered into by OEH or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to OEH and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by OEH on any class of its capital shares.



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                  (i) There is no action, suit or proceeding before or by any court or governmental agency or body, United States domestic ("domestic") or foreign (other than as disclosed in or incorporated by reference into the Registration Statement), now pending or, to the knowledge of OEH, threatened, against or affecting OEH or any of its subsidiaries, which is required to be disclosed in or incorporated by reference into the Registration Statement, or which might result in any Material Adverse Change, or which might materially and adversely affect the sale of the Shares pursuant to the Pricing Agreement; and all pending or threatened legal or governmental proceedings to which OEH or any of its subsidiaries is a party or of which any of their property is the subject which are not described in or incorporated by reference into the Registration Statement or otherwise publicly disclosed prior to the date of the Pricing Agreement, including ordinary routine litigation incidental to their businesses, are, considered in the aggregate, not material to OEH and its subsidiaries considered as one enterprise.

                  (j) There are no contracts or documents of OEH or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the rules of the Commission, or are required to be described in the Prospectus, which have not been so filed or incorporated by reference or described therein.

                  (k) Neither OEH nor any of its subsidiaries is in violation of its charter or bye-laws or other constituent documents, or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound or subject except for such defaults, if any, that individually or in the aggregate would not have a Material Adverse Effect.

                  (l) The execution and delivery by OEH and Sea Containers of the Pricing Agreement, the performance by OEH and Sea Containers of, or compliance with, their respective obligations under, the Pricing Agreement, the sale and delivery by Sea Containers of the Shares, the Rights and, upon exercise of the Rights, the Preferred Shares, and the other transactions contemplated in the Pricing Agreement or in the Registration Statement do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Sea Containers, OEH or any subsidiary of OEH under,

                           (i) any indenture, mortgage, deed of trust, loan
                  agreement or other agreement or instrument to which Sea Containers, OEH or any of OEH's subsidiaries is a party or by which any of them is bound or to which any of their properties may be subject, except for such breaches, violations, defaults and liens that would not have a Material Adverse Effect, or

                           (ii) the charter or bye-laws or other constituent
                  documents of Sea Containers, OEH or any of OEH's subsidiaries, or



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                           (iii) any decree, judgment, order, statute, rule or
                  regulation of any court or governmental agency or body (domestic or foreign) having jurisdiction over Sea Containers, OEH or any of OEH's subsidiaries or over their respective properties, except for such breaches, violations or defaults and liens that would not have a Material Adverse Effect.

                  (m) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body (domestic or foreign) is required for the performance by Sea Containers or OEH of its obligations under the Pricing Agreement or the consummation of the transactions contemplated by the Pricing Agreement or otherwise in connection with the valid sale and delivery by Sea Containers of the Shares and the Rights except

                           (i) such as shall have been obtained or made under
                  the 1933 Act,

                           (ii) such as have been obtained from the Bermuda
                  Monetary Authority, and

                           (iii) such as may be required under state securities
                  laws in connection with the purchase and distribution of the Shares and Rights by the Underwriters.

                  (n) Sea Containers has full power and authority to sell the Shares as contemplated by these Provisions.

                  (o) The Pricing Agreement has been duly authorized, executed and delivered by OEH and Sea Containers and is a valid and binding agreement of OEH and Sea Containers, except that (i) the validity of the indemnification and contribution provisions of Sections 6 and 7 may be limited by public policy considerations, and (ii) the validity of
         Section 14 of these Provisions may be limited by the public policy of the State of New York, and with respect to the United States District Court for the Southern District of New York, may be subject to the discretion of the court pursuant to 28 U.S.C. Section 1404(a).

                  (p) The Rights Agreement has been duly authorized, executed and delivered by OEH; the Rights have been duly authorized by OEH, and the Rights attached to the Shares are validly issued; and the Preferred Shares issuable upon exercise of such Rights have been duly authorized by OEH and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and nonassessable.

                  (q) The Shares, including the Rights associated therewith, are listed on the New York Stock Exchange.


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                  (r) There are no contracts, agreements or understandings
         between OEH and any person other than Sea Containers, granting such person the right to require OEH to include in the Registration Statement any securities (debt or equity) of OEH owned or to be owned by such person.

                  (s) Each of OEH and its subsidiaries has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are otherwise described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of OEH and its subsidiaries considered as one enterprise. All of the leases and subleases material to the business of OEH and its subsidiaries, considered as one enterprise, and under which OEH or any subsidiary holds properties, are in full force and effect, and neither OEH nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of OEH or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of OEH or such subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (t) Except as disclosed in the Registration Statement, or except as would not individually or in the aggregate have a Material Adverse Effect, each of OEH and its subsidiaries owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither OEH nor any subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

                  (u) Except as disclosed in the Registration Statement or except as would not individually or in the aggregate have a Material Adverse Effect, (A) OEH and its subsidiaries are in compliance with all applicable Environmental Laws, (B) OEH and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against OEH or any of its subsidiaries, and (D) there are no circumstances with respect to any property or operations of OEH or its subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against OEH or its subsidiaries. "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority, and "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.



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                  (v) OEH is not an "investment company" or an entity
         "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          SECTION 4. Covenants of OEH and Sea Containers. OEH and Sea Containers covenant with the Underwriters as follows:

                  (a) OEH or Sea Containers will advise the Representatives immediately and confirm such advice in writing:

                           (i) of OEH's intention to amend or supplement the
                  Registration Statement or the Prospectus (otherwise than by the filing of documents pursuant to the 1934 Act), and OEH will furnish you with copies of any such amendment or supplement a reasonable time in advance of filing, and will not file such amendment or supplement without your consent, which consent shall not be unreasonably withheld;

                           (ii) of the filing of any document incorporated by
                  reference in the Registration Statement, and OEH will furnish you with copies of any such document concurrently with such filing and promptly thereafter will make available to you for consultation appropriate personnel of OEH so as to permit you to conduct due diligence with respect to such filing;

                           (iii) of the receipt of any comments from the
                  Commission with respect to the Registration Statement or the Prospectus, or the request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating to the Registration Statement or the Prospectus or any document incorporated by reference into the Prospectus;

                           (iv) of the filing or effectiveness of any amendment
                  or supplement to the Registration Statement or the Prospectus; and

                           (v) of the issuance by the Commission of any stop
                  order suspending the effectiveness of the Registration Statement or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the institution or threat of any proceeding for any such purposes. OEH will use its best efforts to prevent the issuance of any such order or of any order suspending such qualification and to obtain as soon as possible its lifting at the earliest possible moment, if issued.

                  (b) OEH will furnish to the Underwriters such copies of the Prospectus and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Representatives may reasonably request.

                  (c) OEH or Sea Containers will advise the Representatives promptly of the happening of any event known to OEH or Sea Containers within the time during which a prospectus relating to the Shares is required to be delivered under the 1933 Act which, in the judgment of OEH or Sea Containers, would require the making of any change in the



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         Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish to the Representatives promptly, at Sea Containers' expense, such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Representatives a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission.

                  (d) OEH will make generally available to its securityholders an earnings statement that satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

                  (e) For a period of one year from the date of any Pricing Agreement, OEH will furnish to the Representatives, as soon as available, (i) a copy of each of its annual reports to shareholders,
         (ii) a copy of each other document mailed by OEH to its shareholders,
         (iii) each press release or announcement issued by OEH, and (iv) from time to time, such other information concerning OEH and its subsidiaries as the Representatives may reasonably request.

                  (f) OEH and Sea Containers will cooperate with the Representatives in qualifying the Shares, including the Rights associated therewith, for offering and sale under the laws of such jurisdictions as the Representatives shall designate and will cooperate with the Representatives in continuing such qualifications in effect so long as required for the distribution by the Representatives of such Shares and Rights; provided that in connection with such qualification, OEH or Sea Containers will not be required to qualify as a foreign corporation or a securities dealer in any jurisdiction, or to consent to the service of process under the laws of any jurisdiction (except service of process with respect to the offering and sale of the Shares) or to take any action which would or could subject OEH or Sea Containers to taxation in any jurisdiction where it is not previously so subject. OEH will execute such statements and reports which the Representatives or their counsel prepare as may be required by the laws of each jurisdiction in which the Shares and Rights are being qualified. OEH will also supply the Representatives with such information for determining the legality of the Shares and Rights for investment under the laws of such jurisdictions as the Representatives may reasonably request.

                  (g) Between the date of any Pricing Agreement and the Closing Date with respect to such Pricing Agreement, OEH will not, without the Representatives' prior consent, offer or sell, or enter into any agreement to sell, any Class A Shares or securities convertible into or exchangeable for Class A Shares (other than the Shares and Rights which are to be sold pursuant to such Pricing Agreement), except as may otherwise be provided in any such Pricing Agreement and except for (i) Class A Shares issuable upon the exercise of employee stock options granted in the normal course of OEH's business, and (ii) Class A Shares issuable upon conversion of OEH's outstanding class B common shares and preferred shares.



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                  (h) Sea Containers will pay all expenses, fees and taxes
         (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under clause (iv) below and paragraph (i) of this Section 4) in connection with (i) the preparation and filing of the Registration Statement, each preliminary prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication and delivery of the Shares, (iii) the printing of the Pricing Agreement (including these Provisions), an Agreement among Underwriters, any dealer agreements, any powers of attorney, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as provided in paragraph 4(f) (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange and any registration thereof under the 1934 Act, (vi) any filing for review of the public offering of the Securities by the National Association of Securities Dealers, Inc. (the "NASD"), and (vii) the performance of OEH's other obligations hereunder.

                  (i) If the Shares to be sold pursuant to a Pricing Agreement are not delivered for any reason other than (a) a termination of the obligations of the several Underwriters in accordance with clause
         (a)(ii), (a)(iii) or (a)(iv) of Section 9 hereof, or (b) a default by one or more of the Underwriters in its or their respective obligations hereunder, Sea Containers will reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

          SECTION 5. Conditions of Obligations. The Underwriters' several obligations to purchase Shares pursuant to any Pricing Agreement will be subject to the accuracy of the representations and warranties on the part of OEH and Sea Containers herein on the Representation Date and the Closing Date, to the performance by OEH and Sea Containers of all covenants and agreements herein contained on their part to be performed and observed, and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement or the suspension of the qualification of the Shares for offering or sale in any jurisdiction has been issued and not lifted, and no proceedings for such issuance are pending or, to the knowledge of the Representatives, OEH or Sea Containers, threatened, and all requests for additional information by the Commission have been complied with to the Representatives' reasonable satisfaction.

                  (b) Sea Containers and OEH will furnish to the Representatives on the Closing Date an opinion, dated as of such date, of Carter, Ledyard & Milburn, United States counsel to Sea Containers and OEH, or other United States counsel to Sea Containers and OEH reasonably satisfactory to the Representatives, in form reasonably satisfactory to the Representatives and their counsel, to the effect that:



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                           (i) To such counsel's knowledge, except as described
                  in the Prospectus, there are no legal or governmental proceedings pending or threatened in the United States to which OEH or any of its subsidiaries is a party or to which any of its or their properties is subject and which are required to be disclosed in the Registration Statement;

                           (ii) The execution and delivery by OEH and Sea
                  Containers of the Pricing Agreement (including these Provisions), the performance by OEH and Sea Containers of, or their compliance with, their respective obligations under the Pricing Agreement and the consummation of the transactions contemplated in the Pricing Agreement or in the Registration Statement, including the sale and delivery by Sea Containers of the Shares, the Rights and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of such opinion), do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of OEH or Sea Containers under,
                  (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument which is described or referred to in the Prospectus, or is filed or incorporated by reference as an exhibit to the Registration Statement, and to which OEH or Sea Containers is a party or by which it is bound or to which any of its property or assets is subject, or (B) any United States federal or New York statute, rule or regulation or any decree, judgment or order, known to such counsel, of any United States federal or New York court or governmental agency or body specifically applicable to OEH or Sea Containers or to any of their respective properties, except for such breaches, violations, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect;

                           (iii) No consent, approval, authorization or order
                  of, or registration or qualification or filing of or with, any United States federal or New York governmental agency or body or, to the best of such counsel's knowledge, any United States federal or New York court is required for the performance by OEH or Sea Containers of its obligations under the Pricing Agreement or the consummation of the transactions contemplated by the Pricing Agreement, including the sale and delivery by Sea Containers of the Shares, the Rights associated therewith and the Preferred Shares issuable upon the exercise of such Rights, except, in the case of the Shares and the Rights associated therewith, (a) such as have been obtained or made under the 1933 Act, and (b) such as may be required under state securities laws in connection with the purchase and distribution of the Shares and Rights by the Underwriters, and except in the case of the Preferred Shares issuable upon the exercise of the Rights associated with the Shares, (a) such as may be required under the 1933 Act or the 1934 Act, and (b) such as may be required under state securities laws in connection with the issuance of the Preferred Shares upon the exercise of such Rights;

                           (iv) The Registration Statement has become effective
                  under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose have been initiated or are pending or threatened;

                           (v) The Registration Statement, the Prospectus and
                  each amendment or supplement thereto comply as to form in all material respects with the requirements of the 1933 Act and the rules of the Commission thereunder;

                           (vi) Each document incorporated by reference in the
                  Registration Statement and Prospectus, at the time such document was initially filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules of the Commission thereunder;

                           (vii) The descriptions in the Registration Statement
                  and the Prospectus of contracts and other documents, of United States federal and New York statutes, and of legal and governmental proceedings in the United States, are accurate summaries in all material respects and fairly present the information required to be given;

                           (viii) Such counsel does not know of any contracts or
                  documents required to be described in the Registration Statement or Prospectus, or to be filed as exhibits to the Registration Statement or incorporated by reference in the Registration Statement or Prospectus, which are not described or filed or incorporated by reference as required, it being understood that such counsel need express no opinion as to the financial statements and related notes and schedule or schedules or other financial information and statistical data in the Registration Statement or the Prospectus;

                           (ix) The Class A Shares (including the Shares) and
                  Rights associated therewith are listed on the New York Stock Exchange;

                           (x) OEH is eligible to use Form S-3 for the
                  registration under the 1933 Act of the offer and sale of the Shares as described in the Prospectus, and the Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act; and

                           (xi) Assuming that (A) the certificate or
                  certificates representing the Shares to be sold by Sea Containers have been effectively indorsed in blank in accordance with NYUCC Article 8, and (B) a purchaser is without notice of any adverse claim to the Shares, then such purchaser, upon paying the purchase price for Shares and acquiring possession of the certificate or certificates for such Shares, will be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the NYUCC, and will acquire such Shares (including, without limitation, all rights that Sea Containers has the power to transfer in such Shares) free of any adverse claim.

                           (xii) OEH is not an "investment company" or an entity
                  "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  Such counsel may limit such opinion to the laws of the United States of America and the State of New York and may rely as to factual matters on certificates obtained from officers of OEH, Sea Containers and public officials. The opinion of Carter, Ledyard & Milburn will also state that, while such counsel have not made any independent investigation of, are not passing upon and do not assume responsibility for, the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus (other than as indicated in clause (vii) above), on the basis of discussions regarding the business and affairs of OEH and Sea Containers and their familiarity with certain matters relating to such business and affairs as a result of having served as United States counsel for OEH and Sea Containers in connection with certain previous transactions, nothing has come to their attention that would lead them to believe that the Registration Statement (other than the financial statements and notes and other financial and statistical data included in the Registration Statement, as to which no view need be expressed), as of the date it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and notes and other financial and statistical data included in the Prospectus, as to which no view need be expressed), at the date of the Prospectus and at all times up to and including the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) Sea Containers and OEH will furnish the Representatives on the Closing Date an opinion, dated as of such date, of Appleby Spurling & Kempe, Bermuda counsel to Sea Containers and OEH, or other Bermuda counsel to Sea Containers and OEH reasonably satisfactory to the Representatives, in form reasonably satisfactory to the Representatives and their counsel, to the effect that:

                           (i) OEH and Sea Containers are validly existing
                  companies, in good standing under the laws of the Islands of Bermuda, OEH and Sea Containers have full corporate power and authority to own, lease and operate their respective properties and to conduct their respective businesses, and Sea Containers has full corporate power and authority to sell and deliver the Shares as herein contemplated;

                           (ii) The Class A Shares, the Rights and the Rights
                  Agreement conform in all material respects to the descriptions thereof contained in the Prospectus under the caption "Description of Common Shares";

                           (iii) All of the outstanding capital shares of OEH
                  (including the Shares) have been duly authorized and validly issued, are fully paid and nonassessable, and no holder thereof is or will be subject to personal liability by reason of being such a holder;

                           (iv) None of the outstanding capital shares of OEH
                  were issued in violation of the preemptive rights of any shareholder of OEH;

                           (v) The Rights Agreement has been duly authorized,
                  executed and delivered by OEH, the Rights have been duly authorized by OEH, the Rights attached to the Shares are validly issued, and the Preferred Shares issuable upon the exercise of the Rights have been duly authorized by OEH and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and nonassessable;

                           (vi) To such counsel's knowledge, except as described
                  in the Prospectus, there are no legal or governmental proceedings pending or threatened in Bermuda to which OEH is a party or to which any of its properties is subject;

                           (vii) The Pricing Agreement (including these
                  Provisions) has been duly authorized, executed and delivered by OEH and Sea Containers and is a valid and binding agreement of OEH and Sea Containers;

                           (viii) The execution and delivery by OEH and Sea
                  Containers of the Pricing Agreement (including these Provisions), the performance by OEH and Sea Containers of, or their compliance with, their respective obligations under the Pricing Agreement, and the consummation of the transactions contemplated in the Pricing Agreement or in the Registration Statement, including the sale and delivery by Sea Containers of the Shares, the Rights and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of such opinion), do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of OEH and Sea Containers under,
                  (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument which is described or referred to in the Prospectus, or is filed or incorporated by reference as an exhibit to the Registration Statement, and to which OEH or Sea Containers is a party or by which it is bound or to which any of its property or assets is subject, (B) OEH's or Sea Containers' certificate of incorporation, memorandum of association or bye-laws or other constituent documents, or (C) any Bermuda statute, rule or regulation or any decree, judgment or order, known to such counsel, of any Bermuda court or governmental agency or body specifically applicable to OEH, Sea Containers, or any of their respective properties, except for such breaches, violations, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect;

                           (ix) No consent, approval, authorization or order of,
                  or registration or qualification or filing of or with, any Bermuda governmental agency or body or, to the best of such counsel's knowledge, any Bermuda court is required for the performance by OEH or Sea Containers of its obligations under the Pricing Agreement or the consummation of the transactions contemplated by the Pricing Agreement, including the sale and delivery by Sea Containers of the Shares, the Rights associated therewith and the Preferred Shares issuable upon the exercise of such Rights, except such as have been obtained from the Bermuda Monetary Authority; and

                           (x) The statements in the Registration Statement and
                  Prospectus under the caption "Risk Factors - Other Risk Factors - We cannot assure you that a judgment of a United States court for liabilities under U.S. securities laws would be enforceable in Bermuda," insofar as such statements constitute a summary of the legal matters referred to therein, fairly and accurately summarize such legal matters.

                  (d) The Representatives will receive on the Closing Date the opinion of counsel to the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

                  (e) Between the Representation Date and the Closing Date, there will not have been any Material Adverse Change, whether or not arising in the ordinary course of business, and on the Closing Date, the Representatives will receive a certificate of the president or any vice president of OEH dated as of the Closing Date, to the effect that
         (i) there has been no such Material Adverse Change, (ii) the other representations and warranties of OEH contained in Section 3 of these Provisions are true and correct with the same force and effect as though expressly made at and as of the time of such certificate, (iii) OEH has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Pricing Agreement at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement or the qualification of the Shares for offer or sale in any jurisdiction has been issued, and no proceedings for that propose have been initiated or are pending or, to such person's knowledge, are threatened.

                  (f) On the Closing Date, the Representatives will receive a certificate of the president or any vice president of Sea Containers, dated as of the Closing Date, to the effect that (i) the representations and warranties of Sea Containers contained in Section 3 of these Provisions are true and correct with the same force and effect as though expressly made expressly at and as of the time of such certificate, and (ii) Sea Containers has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Pricing Agreement at or prior to the date of such certificate.

                  (g) On the date of the Pricing Agreement, the Representatives will have received from Deloitte & Touche LLP a letter, dated as of such date`, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                           (i) They are independent public accountants with
                  respect to OEH and its subsidiaries within the meaning of the 1933 Act and the rules of the Commission and that the response, if any, to Item 10 of Form S-3 is "none" with respect to Deloitte & Touche LLP;

                           (ii) In their opinion, the consolidated financial
                  statements and related financial statement schedules audited by them and included in or incorporated by reference into the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the rules of the Commission thereunder, as applicable;

                           (iii) On the basis of limited procedures, not
                  constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of OEH and its subsidiaries, inspection of the minute books of OEH, inquiries of officials of OEH and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                                 (1)     as of a specified date not more than
                                         five days prior to the date of
                                         delivery of such letter, there were
                                         any changes in the capital shares,
                                         long-term debt or shareholders'
                                         equity, or any decrease in total
                                         assets, in each case as compared
                                         with amounts shown in the latest
                                         balance sheet included or
                                         incorporated by reference in the
                                         Prospectus, except in each case for
                                         changes, increases or decreases
                                         which the Prospectus discloses have
                                         occurred or may occur or which are
                                         described in such letter;

                                 (2)     for the period from the date of the
                                         latest balance sheet included or
                                         incorporated by reference into the
                                         Prospectus to the specified date
                                         referred to in clause (i) above
                                         there were any material decreases in
                                         consolidated revenues, earnings from
                                         operations before net financing
                                         costs or in the total or per share
                                         amounts of net income of OEH and its
                                         subsidiaries, in each case as
                                         compared with the corresponding
                                         period of the preceding year, except
                                         in each case for decreases which the
                                         Prospectus discloses have occurred
                                         or may occur or which are described
                                         in such letter;

                                 (3)     the unaudited financial statements,
                                         if any, included or incorporated in
                                         the Registration Statement and the
                                         Prospectus do not comply in form in
                                         all material respects with the
                                         applicable accounting requirements
                                         of the 1933 Act or the 1934 Act, as
                                         the case may be, and the rules of
                                         the Commission thereunder, or are
                                         not in conformity with generally
                                         accepted accounting principles
                                         applied on a basis substantially
                                         consistent with that of the audited
                                         financial statements included or
                                         incorporated in the Registration
                                         Statement and the Prospectus; and

                                 (4)     the unaudited financial information,
                                         if any, included or incorporated in
                                         the Registration Statement and the

                                         Prospectus does not agree with
                                         the amounts set forth in the
                                         unaudited consolidated financial
                                         statements from which it was derived
                                         or was not determined on a basis
                                         substantially consistent with that
                                         of the audited financial statements
                                         included or incorporated in the
                                         Registration Statement and the
                                         Prospectus; and

                           (iv) Certain information set forth in dollar amounts
                  (or ratios, per share amounts or percentages derived from such dollar amounts) specified by the Representatives contained in the Registration Statement, in each case to the extent that such dollar amounts, ratios, per share amounts and percentages have been obtained from accounting records which are subject to the internal controls of OEH's accounting system or have been derived directly from such accounting records by analysis or computation, is in agreement with such records or computations made therefrom.

                  (h) On the Closing Date, the Representatives will receive from Deloitte & Touche LLP a letter, dated as of such Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (g) of this Section 5, except that the specified date referred to will be a date not more than five days prior to such Closing Date and, to the extent that any additional documents are incorporated by reference in the Registration Statement, such letter will refer to the most recent consolidated financial statements, amounts, percentages and financial information contained therein.

                  (i) On the Representation Date and on the Closing Date, counsel to the Representatives shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by OEH and Sea Containers in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel.

                  (j) The Representatives will receive evidence reasonably satisfactory to them that the appointment of Corporation Service Company as agent for service of process for OEH and Sea Containers pursuant to Section 14 hereof has been accepted by such agent.

          The Underwriters' obligation to purchase Shares pursuant to any Pricing Agreement will be subject to the further condition that there shall not have come to the Representatives' attention any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Shares, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

          SECTION 6.  Indemnification.

                  (a) Sea Containers agrees to indemnify and hold harmless each Underwriter, OEH and each person, if any, who controls any Underwriter or OEH within the meaning of Section 15 of the 1933 Act as follows:

                           (i) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission if such settlement is effected with the written consent of OEH;

                           (iii) against any and all expense whatsoever, as
                  incurred (including the fees and disbursements of counsel chosen by the Representatives and OEH), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened and to which the Underwriters are a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subsection (i) or (ii) above; and

                           (iv) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, arising out of any failure by Sea Containers to comply with its obligation to deliver Shares to any purchaser hereunder or pursuant to any Pricing Agreement (such indemnity for failure to deliver Shares to be provided to the same extent that indemnity is provided in subsections (i)-(iii) above with respect to untrue statements and omissions);

         however, (A) this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to OEH by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or any preliminary Prospectus supplement or the Prospectus (or any amendment or supplement thereto); and (B) this indemnity, as to any preliminary Prospectus supplement, will not inure to any Underwriter's benefit (or any person controlling an Underwriter) on account of any loss, claim, damage, liability or litigation arising from the sale of Shares to any person by an Underwriter if such Underwriter failed to send or give a copy of any subsequent Prospectus or Prospectus supplement to such person within the time required by the 1933 Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such preliminary Prospectus supplement was corrected in the subsequent Prospectus or Prospectus supplement, unless such failure resulted from noncompliance by OEH with paragraph 4(b) hereof. The information furnished by the Underwriters to OEH expressly for use in the Registration Statement and the Prospectus will be specified in a certificate of the Representatives delivered to OEH on or prior to the Closing Date.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless OEH and Sea Containers, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls OEH or Sea Containers within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsections (a)(i)-(iii) of this Section 6, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to OEH by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), as described in paragraph (a) above.

                  (c) Promptly after receipt by an indemnified party under this
         Section 6 of notice of any claim or the commencement of any action, the indemnified party must, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided that the failure to notify the indemnifying party will not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action is brought against an indemnified party and it notifies the indemnifying party thereof, the indemnifying party will be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party will not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that the indemnified party will have the right to employ one counsel in each jurisdiction to represent jointly the indemnified party and its respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party under this Section 6 if, in the reasonable judgment of the indemnified party, it is advisable for the indemnified party and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel will be paid by the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnified party will not, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), settle or compromise any such action, but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          SECTION 7. Contribution. If the indemnification provided for in
Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party under Section 6 in respect to any loss, liability, claim, damage or expense, or any action in respect thereof, referred to therein, then each indemnifying party will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense, or action in respect thereof,
(i) in such proportion as shall be appropriate to reflect the relative benefits received by Sea Containers and the Underwriters from the offering of the Shares pursuant to the applicable Pricing Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Sea Containers and the Underwriters with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by Sea Containers and the Underwriters with respect to such offering will be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under the applicable Pricing Agreement (before deducting expenses) received by Sea Containers, on the one hand, and the total brokerage and underwriting discounts and commissions received by the Underwriters with respect to such Shares, on the other hand, bear to the total gross proceeds from the offering of the Shares under the applicable Pricing Agreement. The relative fault will be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by OEH, Sea Containers or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. OEH, Sea Containers and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, liability, claim, damage or expense or action in respect thereof, referred to above in this Section 7 will be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter will be required to contribute any amount in excess of the amount by which the total price at which the Shares distributed by such Underwriter hereunder was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the 1933 Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          SECTION 8. Representations and Indemnities to Survive Delivery. Except as otherwise specified herein, the respective indemnities, agreements, representations, warranties and other statements of OEH, Sea Containers, their respective officers or subsidiaries, and the Underwriters set forth in or made pursuant to any Pricing Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or OEH or Sea Containers or any of their respective officers, directors or controlling persons and will survive delivery of and payment for the Shares, from time to time.

          SECTION 9. Termination. The Representatives may terminate any Pricing Agreement, by notice to OEH and Sea Containers, at any time on or before the applicable Closing Date (i) if there has been, since the applicable Representation Date, any Material Adverse Change, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets or any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Shares, or (iii) if trading in any securities of OEH has been suspended by the Commission or a national securities exchange, or if trading generally on either the New York Stock Exchange or the Nasdaq Stock Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or United Kingdom authorities, or (iv) a stop order suspending the effectiveness of the Registration Statement or an order preventing or suspending the use of the Prospectus shall have been entered and shall not have been lifted or removed, or
(v) any event shall have occurred as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and OEH shall not have complied with Section 4(c) of these Provisions. In the event of any such termination, a party hereto will not have any liability to the other parties hereto except that the covenants set forth in paragraphs 4(d) and 4(h) of these Provisions and Sections 6, 7, 8 and 11 of these Provisions will remain in effect.

          SECTION 10. Notices. All notices and other communications hereunder will be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters will be directed to their addresses furnished to OEH and Sea Containers in the Pricing Agreement. Notices to OEH or Sea Containers will be directed to it at 41 Cedar Avenue, Hamilton, HM EX, Bermuda, attention of the Secretary (fax (809) 292-8666), with copies to Sea Containers America Inc., 1155 Avenue of the Americas, New York, New York 10036, attention of John T. Landry, Jr., Esq. (fax (212) 302-5073); to Sea Containers Services Ltd.,
Sea Containers House, 20 Upper Ground, London SE1 9PF, England, attention of Edwin S. Hetherington, Esq. (fax 011-44-207-805-5916); and to

Robert M. Riggs, Esq., Carter, Ledyard & Milburn, 2 Wall Street, New York, New York 10005 (fax (212) 732-3232).

          SECTION 11. Parties. Any Pricing Agreement will inure to the benefit of and be binding upon the Underwriters named therein, OEH and Sea Containers and their respective successors. Nothing expressed or mentioned in a Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties thereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of such Pricing Agreement, or any provision herein or therein contained. A Pricing Agreement and all conditions and provisions thereof (including these Provisions) are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

          SECTION 12. Governing Law. All Pricing Agreements and the rights and obligations of the parties created thereby will be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 13. Counterparts. Any Pricing Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together will constitute one and the same agreement.

          SECTION 14. Submission to Jurisdiction. Any legal action or proceeding with respect to a Pricing Agreement, the Shares or any document related thereto may be brought in the courts of the State of New York in the County of New York or the United States District Court for the Southern District of New York and, by execution and delivery of a Pricing Agreement, OEH and Sea Containers hereby accept for themselves and in respect of their respective property, generally and unconditionally, the jurisdiction of the aforesaid courts in any such legal action or proceeding. The parties hereto hereby irrevocably waive trial by jury, and OEH and Sea Containers hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. OEH and Sea Containers hereby irrevocably designate Sea Containers America Inc. and Corporation Service Company as the designees, appointees and agents of OEH and Sea Containers to receive, for and on behalf of OEH and Sea Containers, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement, the Shares or any document related thereto. It is understood that a copy of such process served on either such agent will be promptly forwarded to OEH and Sea Containers at their addresses set forth in
Section 12, but the failure of OEH and Sea Containers to receive such copy will not affect in any way the service of such process. In addition to service on OEH's or Sea Containers' process agent, OEH and Sea Containers further irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to OEH or Sea Containers at its said address, such service to become effective 10 days after such mailing. Nothing herein will affect the Underwriters' right to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against OEH or Sea Containers in any other jurisdiction.

                                                                         ANNEX A

                           ORIENT-EXPRESS HOTELS LTD.

                                  COMMON STOCK
                                PRICING AGREEMENT



                                                                          , 2001

Orient-Express Hotels Ltd.
Sea Containers Ltd.
Sea Containers House
20 Upper Ground
London SE1 9PF
England

Ladies and Gentlemen:

          Referring to the class A common shares of Orient-Express Hotels Ltd. ("OEH") covered by the Registration Statement on Form S-3 (No. 333-67268) filed by OEH, on the basis of the representations, warranties and agreements contained in this Agreement and in OEH's Standard Firm Commitment Underwriting Agreement Provisions attached hereto (the "Standard Provisions"), and subject to the terms and conditions set forth herein and therein, the Underwriters named on Schedule I hereto ("Underwriters") agree to purchase, severally and not jointly, and Sea Containers Ltd. ("Sea Containers") agrees to sell to the Underwriters, an aggregate of _____ class A common shares (the "Shares") in the respective amounts set forth opposite the names of the Underwriters on Schedule I hereto.

         The public offering price for the Shares, as set forth on the cover page of the Prospectus Supplement relating thereto, will be $________ per Share. The price at which the Shares shall be purchased from Sea Containers by the Underwriters will be $_____ per share. The Shares will be offered as set forth in the Prospectus Supplement relating thereto.

Closing:    a.m. on              , 200_, at ,                 in same day funds.

Name[s] and Address[es] of Representative[s]:

         The attached Standard Provisions are incorporated herein by reference [except as follows]:

          A global certificate representing all of the Shares will be made available for inspection at the office of ___________________, at least 24 hours prior to the Closing Date.

          We represent that we are authorized to act for the several Underwriters named in Schedule I hereto in connection with this financing and any action under this agreement by any of us will be binding upon all the Underwriters.

          This Pricing Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among OEH, Sea Containers and the several Underwriters in accordance with its terms.


                                              Very truly yours,


                                              [NAMES OF REPRESENTATIVES]
                                              On behalf of themselves and
                                                  as Representatives of the
                                                  Several Underwriters


                                              By:_____________________________


                                              By:_____________________________
                                                       Name:
                                                       Title:

The foregoing Pricing Agreement is hereby confirmed as of the date first above written.

ORIENT-EXPRESS HOTELS LTD.


By:__________________________
         Name:
         Title:


SEA CONTAINERS LTD.


By:__________________________
         Name:
         Title:

                                   SCHEDULE I



Names of Underwriters                                 No. of Shares
---------------------                                 -------------












                                       -i-